Exhibit 4.1       Advisory and Consulting Agreements


                                    NUMBER OF SHARES AND WARRANTS

         4.1(a)                              14,000,000

         4.1(b)                              17,500,000

         4.1(c)                               2,000,000

         4.1(d)                               7,500,000

         4.1(e)                               2,500,000

         4.1(f)                                 750,000

         4.1(g)                              10,000,000

         4.1(h)                               7,500,000

         4.1(i)                               1,000,000

         Other                                  250,000
                                            -------------


Total                                        63,000,000
                                             ------------

Exhibit 4.1(a)

                              CONSULTING AGREEMENT


AGREEMENT, effective as of the 15th day of May, 2003, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Alfonso Saavedra, 13616 Charity Drive, Sylmar, CA 91342 ("Consultant").

         WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in the following areas:

               (a) Facility evaluation and site searches involving analysis of present space and expansion needs as part of a five-year plan.

               (b)  Introductions to possible grant sources.

              2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on August 15, 2003.

              3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen
              (15) business days of the receipt of a request with appropriate documentation.

              4. The Company shall cause the Agreement to be registered with Securities Exchange Commission under an available form as soon as practical. In consideration for the services to be performed by Consultant, the Company will immediately grant Consultant a warrant to purchase 14,000,000 shares of the registered common stock of the Company at $0.01 per share, or an aggregate purchase price of $140,000. The warrant is immediately exercisable upon grant and will expire on August 15, 2003. All compensation pursuant to this Consulting Agreement is fully earned upon execution of this agreement.

              5. The consultant will provide to Calypte's Executive Chairman a report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. If requested by the chairman, this will be a written report. E.g. July 31, 2003 for the period ended June 30, 2003 and then within 30 days of the conclusion of the agreement.

              6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

                  6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

              7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

              8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the Consultant upon the execution of this agreement, as outlined in
              Section 4, shall earn the consideration, in full.

              9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

              10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

              11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

              12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


              13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

              14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

              15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

              16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

         Consultant:                         Company:
         Alfonso Saavedra                    Calypte Biomedical Corporation


         /S/ Alfonso Saavedra                By: /s/ Richard D. Brounstein
             -----------------                    ----------------------
                                                  Richard D. Brounstein
                                                  Executive Vice President & CFO

                                                                  Exhibit 4.1(b)
                              CONSULTING AGREEMENT

AGREEMENT, effective as of the 15th day of May, 2003, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Jimmy Gonzalez, 12227 Willowbend Lane, Sylmar, CA 91342("Consultant").

         WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

              1. Consultant shall serve as a consultant to assist the Company in business development related to government-operated clinics.

              2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 30, 2003.

              3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen
              (15) business days of the receipt of a request with appropriate documentation.

              4. The Company shall cause the Agreement to be registered with Securities Exchange Commission under an available form as soon as practical. In consideration for the services to be performed by Consultant, the Company will immediately grant Consultant a warrant to purchase 14,000,000 shares of the registered common stock of the Company at $0.01 per share, or an aggregate purchase price of $140,000. The warrant is immediately exercisable upon grant and will expire on August 15, 2003. Additionally, the Company will immediately grant Consultant 3,500,000 shares of the Company's Common Stock. All compensation pursuant to this Consulting Agreement is fully earned upon execution of this agreement.

              5. The consultant will provide to Calypte's Executive Chairman a report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. If requested by the chairman, this will be a written report. E.g. July 31, 2003 for the period ended June 30, 2003 and then within 30 days of the conclusion of the agreement.

              6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

                  6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

              7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

              8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the Consultant upon the execution of this agreement, as outlined in
              Section 4, shall earn the consideration, in full.

              9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

              10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

              11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

              12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


              13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

              14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

              15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

              16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.


Consultant:                       Calypte Biomedical Corporation
/s/ Jimmy Gonzalez                  By:/s/ Richard D. Brounstein
------------------                     -------------------------
Jimmy Gonzalez                    Richard Brounstein
                                  Executive Vice President & CFO

                                                                  Exhibit 4.1(c)

                     Amendment No. 3 to Consulting Agreement
                     Between Calypte Biomedical Corporation
                                and George Furla

This Agreement amends and modifies the Amended Consulting Agreement between Calypte Biomedical Corporation ("Calypte" or the "Company") and George Furla ("Consultant") dated February 14, 2003 and is effective as of May 15, 2003.

Whereas, the Company desires to extend the time period during which Consultant will provide services to the Company pursuant to the above referenced Consulting Agreement and Consultant is agreeable to extending the time for providing such services.

Now therefore, in consideration of the premises and mutual promises set forth herein, the parties hereto agree as follows:

1. The term of Consultant's Consulting Agreement shall be extended and, by virtue of this Amendment, shall terminate on September 30, 2003 rather than August 20, 2003.

2. In consideration for the extension of the services to be performed by Consultant, the Company will immediately grant Consultant 2,000,000 shares of the common stock. All compensation pursuant to the Consulting Agreement and this Amendment is fully earned upon execution of this amendment.

3. All other terms and conditions of the Amended Consultant Agreement dated February 14, 2003 remain unchanged.





Consultant:                                       Calypte Biomedical Corporation

/S/ George Furla                                  By: /S/ Richard D. Brounstein
----------------                                       -------------------------
George Furla                                      Richard Brounstein
                                                  EVP & CFO

                                                                  Exhibit 4.1(d)
                          CONSULTING SERVICES AGREEMENT


         This Consulting Services Agreement ("Agreement"), dated May 19, 2003, is made by and between First Securities USA, Inc., a California corporation ("Consultant"), whose address is 2361 Campus Drive, Suite 210, Irvine, California 92612, and Calypte Biomedical Corporation ("Client"), having its principal place of business at 1265 Harbor Bay Parkway, Alameda, CA 94502 (collectively, the "Parties").

         WHEREAS, Client is a publicly held corporation with its common stock trading on the Over the Counter Bulletin Board under the ticker symbol "CALY," and desires to further develop its business and customers;

          WHEREAS, Consultant has extensive background in the area of business consulting and management advisory services; and

         WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to Client in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration for those services Consultant provides to Client, the Parties agree as follows:


1.         SERVICES OF CONSULTANT.


         Consultant agrees to perform for Client all necessary services required in providing general business consulting and management advisory services for Client as more specifically set forth in Exhibit A attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities. Individuals employed by Consultant under the primary supervision of Shelly Singhal will provide the services.

2.         CONSIDERATION.

         Client agrees to pay Consultant, as its fee and as consideration for services provided, a warrant to purchase a total of 7,500,000 shares of free trading common stock in Client, exercisable as follows:

              ?         7,500,000    shares exercisable at $ 0.01  per share
                        ---------                            ----

         The shares underlying this warrant have been registered on a Form S-8 Registration Statement filed with and declared effective by the U.S. Securities and Exchange Commission. The warrant and the underlying shares, upon issuance, shall be issued in the names of individual principals of the Consultant as set forth on Exhibit B attached hereto.

3.         CONFIDENTIALITY.

         Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.         LATE PAYMENT.

         Client shall pay to Consultant all fees within 15 days of the due date. Failure of Client to finally pay any fees within 15 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.         INDEMNIFICATION.

(a)        CLIENT.

         Client agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Client of this Agreement.

(b)        CONSULTANT.

 Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)        NOTICE.

         In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.         LIMITATION OF LIABILITY.

         Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 10% of the fee paid by Client to Consultant for the specific service provided that is in question.

7.         TERMINATION AND RENEWAL.

(a) TERM.

         This Agreement shall become effective on the date appearing next to the signatures below and terminate one year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b) TERMINATION.

         Either Party may terminate this Agreement on 30 calendar days' written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)        TERMINATION AND PAYMENT.

         Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.         MISCELLANEOUS.

(a)        INDEPENDENT CONTRACTOR.

         This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b).       RIGHTS CUMULATIVE; WAIVERS.

         The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)        BENEFIT; SUCCESSORS BOUND.

         This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)        ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)       ASSIGNMENT.

         Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)         AMENDMENT.

         Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

(g)        SEVERABILITY.

         Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)        SECTION HEADINGS.

         The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)        CONSTRUCTION.

         Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)        FURTHER ASSURANCES.

         In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)       NOTICES.

         Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

TO CLIENT:


TO CONSULTANT:

First Securities USA, Inc.
ATTN: Shelly Singhal
2361 Campus Drive, Suite 210
Irvine, California 92612

(l)         GOVERNING LAW.

         This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the County of Orange, State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)       CONSENTS.

         The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.


(n)        SURVIVAL OF PROVISIONS.

         The provision(s) contained in paragraph(s) 3 of this Agreement shall survive the termination of this Agreement.

(o)        EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

CALYPTE BIOMEDICAL CORPORATION



 /s/RICHARD D. BROUNSTEIN
--------------------------
BY:  Richard D. Brounstein
ITS: EVP and CFO


FIRST SECURITIES USA, INC.



/s/STANLEY BROOKS
-----------------
BY:  Stanley C. Brooks
ITS: President

                                    EXHIBIT A

SERVICES

       Consultant shall perform the following services pursuant to the terms of this Agreement:

       (1) General management consulting services, including but not limited to:

              (a)      advising on corporate structure;

              (b)      advising on marketing; and

              (c)      developing strategic alliances.

       (2) Consulting on matters of the board of directors of the Company, including but not limited to:

               (a) assisting the board of directors in developing policies and procedures; and

               (b) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

       The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. However, even though Consultant is a registered broker/dealer registered with the Securities and Exchange Commission, Consultant shall not perform any services in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Client's securities. Any such services must be provided for under a separate agreement with separate compensation.

                                    EXHIBIT B

DESIGNATION OF SECURITIES

NAME                                           Number of Warrants
----                                           ------------------

Shelly Singhal                                 7,500,000
                                               ---------


TOTAL                                          7,500,000
                                               ---------

                          NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Agreement dated as of ______________, 2003, to purchase (________) shares of the common stock of _______________, at a price of $_____ per share and tenders herewith payment in accordance with Section 2 of said Warrant Agreement.

           CASH:  $             =  (Exercise Price x Exercise Shares)
                    ---------

Payment is being made by:
        _            enclosed check
        _            wire transfer
        _            other
                           ---------------------------------------


            CASHLESS EXERCISE

Net number of Warrant Shares to be issued to Holder: ____________ Please deliver the stock certificate to:



Dated:
       ------------------------------------------



 ------------------------------------------------
            [Name of Holder]


By:
   ----------------------------------------------

                                                                  Exhibit 4.1(e)
                              CONSULTING AGREEMENT

May 10, 2003
                         RE: CONTRACT FOR EDGAR SERVICES

CALYPTE BIOMEDICAL CORP
Attention: Mr. Dotson

Dear Mr. Dotson,

            As per your conversation with Shai Stern, I would like to take this opportunity to introduce you to Vintage Filings, LLC as a method of saving your public company the typical costs associated with EDGAR filings and SEC reporting requirements.

            We have reviewed your Company's prior filings and we are prepared to offer the following proposal, which will cover your Company's EDGAR filing fees for a period of ONE (1) year from the date hereof.

             We will provide EDGAR services to your company to allow your Company to file an unlimited number of filings which shall include, but not be limited to Forms 3, 4, 5 13Gs, 13Ds, S-8, 8K, 10Q, 10K, S-3, SB-2, S-2, etc....

                    -    all text and tabular pages

                    -    all amended proofs and changed pages

                    -    all test filing and real time live filing fees

                    -    all email distributions of PDF Edgar proofs

                    -    all facsimile transmissions of Edgar proofs

                    -    all 12b25 and NT-10K extension forms

                    -    SEC filing of a Form ID

 As compensation for the above stated unlimited services, the Company shall issue an aggregate $45,000 of the Company's common stock to each of the individual partners of Vintage Filings, LLC (Seth Farbman and Shai Stern) to be based on the closing price of the Company's common stock on May 9, 2003, $.02 per share.

Such shares, totaling 2,500,000 must be registered on a Form S-8 registration statement prior to May 25, 2003.

            We are anxious for CALYPTE BIOMEDICAL CORP to join our other satisfied public company clients who are saving significant fees as compared to their previous EDGARizing bills from their law firms and financial printers. As this is our ONLY line of business, we at Vintage Filings, focus on you, and your total satisfaction.

            We would appreciate the opportunity to develop a long-term relationship and be of service to you and your Company. Please feel free to contact us at (212) 953-4901 or via email at efilings@vfilings.com. Please confirm agreement by signing and faxing to 516-569-6084.




                                         Best wishes,

                                        /s/Seth A. Farbman, ESQ.
                                        -----------------------
                                        Seth A. Farbman, Esq.
                                        Co-Chairman and President


Agreed and Accepted:



/s/Jerry Dotson
---------------
Jerry Dotson
Calypte Biomedical Corporation
Director of Finance

                                    EXHIBIT A

DESIGNATION OF SECURITIES

Such shares shall be issued as follows:

     - 1,125,000 to be registered in the name of Shai Z. Stern

     - 1,125,000 to be registered in the name of Seth Farbman

                                                                  Exhibit 4.1(f)

                       Amendment 1 to Consulting Agreement
         Between Calypte Biomedical Corporation and Lone Star Consulting

This Agreement amends and modifies the Consulting Agreement between Calypte Biomedical Corporation ("Calypte" or the "Company") and Lone Star Consulting ("Consultant") and is effective as of May 15, 2003.

Whereas, the Company desires to change the payment terms on the contract for certain consulting services performed in 2003, as well as future services, and Consultant is agreeable to such modification.

Now therefore, in consideration of the premises and mutual promises set forth herein, the parties hereto agree as follows:

1. Pursuant to Section 4 of the January 8, 2003 agreement, EXPENSES AND PAYMENT, there is a monthly payment of $3,000 in cash and $4,500 in stock. The Consultant may, at his option, accept the full $7,500 in stock each month.

2. In consideration for this modification, the Company agrees to register an additional 750,000 shares with the upcoming S-8 filing during May 2003, and reserves the right to register additional shares as necessary.

3. All other terms and conditions of the existing Consultant Agreements remain unchanged.



Consultant:                                 Calypte Biomedical Corporation


/S/ Stephen Hofmann                         By:  /S/ Richard Brounstein
-------------------                              ----------------------
Stephen Hofmann                             Richard D. Brounstein
                                              Executive Vice President, CFO

                                                                  Exhibit 4.1(g)

                     AMENDMENT NO. 1 TO CONSULTING AGREEMENT
                     Between Calypte Biomedical Corporation
                              and Leo van den Herik

This Agreement amends and modifies the Amended Consulting Agreement between Calypte Biomedical Corporation ("Calypte" or the "Company") and Leo van den Herik ("Consultant") dated April 4, 2003 and is effective as of May 15, 2003.

Whereas, the Company desires to extend the time period during which Consultant will provide services to the Company pursuant to the above referenced Consulting Agreement and Consultant is agreeable to extending the time for providing such services.

Now therefore, in consideration of the premises and mutual promises set forth herein, the parties hereto agree as follows:

     1. The term of Consultant's Consulting Agreement shall be extended and, by virtue of this Amendment, shall terminate on October 31, 2003 rather than August 31, 2003.

     2. In consideration for the extension of the services to be performed by Consultant, the Company will immediately grant to Consultant a warrant to purchase 10,000,000 shares of the registered common stock of the Company at $0.01 per share, or an aggregate purchase price of $100,000. All compensation pursuant to the Consulting Agreement and this Amendment is fully earned upon execution of this amendment. The warrant is immediately exercisable upon grant and will expire on August 15, 2003.

     3. All other terms and conditions of the Amended Consultant Agreement dated April 4, 2003 remain unchanged.


         Consultant:                                  Company:
         Leo van den Herik                   Calypte Biomedical Corporation


         /s/ Leo van den Herik                    /s/ Richard Brounstein
         ______________________             By:______________________
                                                 Richard Brounstein
                                                 Executive Vice President & CFO

                                                                  Exhibit 4.1(h)

                          CONSULTING SERVICES AGREEMENT


         This Consulting Services Agreement ("Agreement"), dated May 19, 2003, is made by and between Newport Capital ("Consultant"), whose address is 4695 MacArthur Court, 11th Floor, Newport Beach, CA 92660, and Calypte Biomedical Corporation ("Client"), having its principal place of business at 1265 Harbor Bay Parkway, Alameda, CA 94502 (collectively, the "Parties").

         WHEREAS, Client is a publicly held corporation with its common stock trading on the Over the Counter Bulletin Board under the ticker symbol "CALY," and desires to further develop its business and customers;

          WHEREAS, Consultant has extensive background in the area of business consulting and management advisory services; and

         WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to Client in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration for those services Consultant provides to Client, the Parties agree as follows:

         1.         SERVICES OF CONSULTANT.


         Consultant agrees to perform for Client all necessary services required in providing general business consulting and management advisory services for Client as more specifically set forth in Exhibit A attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities. Individuals employed by Consultant under the primary supervision of Shelly Singhal will provide the services.

2.         CONSIDERATION.

         Client agrees to pay Consultant, as its fee and as consideration for services provided, a warrant to purchase a total of 7,500,000 shares of free trading common stock in Client, exercisable as follows:

              ?         7,500,000 shares exercisable at   $0.010  per share
                         ---------                         -----

         The shares underlying this warrant have been registered on a Form S-8 Registration Statement filed with and declared effective by the U.S. Securities and Exchange Commission. The warrant and the underlying shares, upon issuance, shall be issued in the names of individual principals of the Consultant as set forth on Exhibit B attached hereto.

3.         CONFIDENTIALITY.

         Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.         LATE PAYMENT.

         Client shall pay to Consultant all fees within 15 days of the due date. Failure of Client to finally pay any fees within 15 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.         INDEMNIFICATION.

(A)        CLIENT.

         Client agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Client of this Agreement.

(B)        CONSULTANT.

 Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(C)        NOTICE.

         In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.         LIMITATION OF LIABILITY.

         Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 10% of the fee paid by Client to Consultant for the specific service provided that is in question.

7.         TERMINATION AND RENEWAL.

(A) TERM.

         This Agreement shall become effective on the date appearing next to the signatures below and terminate one year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(B) TERMINATION.

         Either Party may terminate this Agreement on 30 calendar days' written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(C)        TERMINATION AND PAYMENT.

         Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.         MISCELLANEOUS.

(A)        INDEPENDENT CONTRACTOR.

         This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(B).       RIGHTS CUMULATIVE; WAIVERS.

         The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(C)        BENEFIT; SUCCESSORS BOUND.

         This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(D)        ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(E)        ASSIGNMENT.

         Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(F)        AMENDMENT.

         Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

(G)         SEVERABILITY.

         Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(H)        SECTION HEADINGS.

         The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(I)        CONSTRUCTION.

         Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(J)         FURTHER ASSURANCES.

         In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(K)       NOTICES.

         Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

TO CLIENT:


TO CONSULTANT:

Newport Capital
ATTN: John Vasquez
4695 MacArthur Court, 11th Floor
Newport Beach, California 92660

(L)         GOVERNING LAW.

         This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the County of Orange, State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(M)       CONSENTS.

         The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(N)       SURVIVAL OF PROVISIONS.

         The provision(s) contained in paragraph(s) 3 of this Agreement shall survive the termination of this Agreement.

(O)        EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Calypte Biomedical Corporation



/S/ Richard D. Brounstein
--------------------------
BY: Richard D. Brounstein
ITS: EVP and CFO


NEWPORT CAPITAL



/S/ John Vasquez
-------------------
BY: John Vasquez
ITS:

                                    EXHIBIT A

SERVICES

       Consultant shall perform the following services pursuant to the terms of this Agreement:
       (1) General management consulting services, including but not limited to:

              (a)      advising on corporate structure;

              (b)      advising on marketing; and

              (c)      developing strategic alliances.

       (2) Consulting on matters of the board of directors of the Company, including but not limited to:

               (a) assisting the board of directors in developing policies and procedures; and

               (b) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations


       The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. However, even though Consultant is a registered broker/dealer registered with the Securities and Exchange Commission, Consultant shall not perform any services in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Client's securities. Any such services must be provided for under a separate agreement with separate compensation.

                                    EXHIBIT B

DESIGNATION OF SECURITIES

NAME                                                     NUMBER OF WARRANTS
----                                                     ------------------

John Vasquez                                             7,500,000
                                                         ---------


TOTAL                                                    7,500,000
                                                         ---------

                          NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Agreement dated as of ______________, 2003, to purchase (________) shares of the common stock of _______________, at a price of $_____ per share and tenders herewith payment in accordance with Section 2 of said Warrant Agreement.

           CASH:  $                      =  (Exercise Price x Exercise Shares)
                    ------------------

Payment is being made by:
        _            enclosed check
        _            wire transfer
        _            other
                           ---------------------------------------


            CASHLESS EXERCISE

Net number of Warrant Shares to be issued to Holder: ____________ Please deliver the stock certificate to:



Dated:
       --------------------------------



 --------------------------------------

            [Name of Holder]


By:
   ------------------------------------

                                                                  Exhibit 4.1(i)

                     Amendment No. 1 to Consulting Agreement
                     Between Calypte Biomedical Corporation
                          and Fox Communications Group

This Agreement amends and modifies the Consulting Agreement between Calypte Biomedical Corporation ("Calypte" or the "Company") and Fox Communications Group ("Consultant") dated June 5, 2002 and is effective as of May 19, 2003.

Whereas, the Company desires to extend the time period during which Consultant will provide services to the Company pursuant to the above referenced Consulting Agreement and Consultant is agreeable to extending the time for providing such services.

Now therefore, in consideration of the premises and mutual promises set forth herein, the parties hereto agree as follows:

     1. The term of Consultant's Consulting Agreement shall be extended and, by virtue of this Amendment, shall be from the date of this amendment and terminate on June 30, 2003.

     2. In consideration for the extension of the services to be performed by Consultant, the Company will immediately grant Consultant 1,000,000 shares of the common stock. All compensation pursuant to the Consulting Agreement and this Amendment is fully earned upon execution of this amendment.

     3. The Company agrees to include these shares in an S-8 Registration Statement filed during May 2003. All prior services are agreed to be earned as previously paid.

     4. All other terms and conditions of the Consultant Agreement dated June 5, 2002 remain unchanged.


Consultant:                                Calypte Biomedical Corporation

 /S/ Morris Fox                             By:   /S/ Richard D. Brounstein
----------------------                            -------------------------
Morris Fox                                        Richard D. Brounstein
                                                  Executive Vice President, CFO